Exhibit 99.1

Equinix Media Contact:	Equinix Investor Relations Contact:
David Fonkalsrud K/F Communications, Inc. (415) 255-6506 dave@kfcomm.com	Jason Starr Equinix, Inc. (650) 513-7402 jstarr@equinix.com

FOR IMMEDIATE RELEASE

EQUINIX COMPLETES ACQUISITION OF EUROPEAN DATA CENTER PROVIDER IXEUROPE

Foster City, CA — September 14, 2007 — Equinix, Inc. (Nasdaq: EQIX), the leading provider of network-neutral data centers and Internet exchange services, today announced that it has completed the acquisition of IXEurope plc (“IXEurope”, AIM: IXE) originally announced by the company in June. The acquisition, which was approved by IXEurope’s shareholders and UK courts, gives Equinix a strong presence in Europe and strengthens its position as the largest provider of global network-neutral colocation and network exchange services.

IXEurope is a leader in the European network-neutral colocation market. It operates 14 data centers comprising approximately 325,000 square feet of net sellable space throughout Europe, including centers in Dusseldorf, Frankfurt, Geneva, London, Munich, Paris and Zurich. The company’s more than 450 enterprise and Internet customers include Capgemini, Citigroup and Deutsche Boerse Systems.

“The acquisition of IXEurope allows us to provide customers with a colocation solution globally and solidifies Equinix’s position as the worldwide market leader in network-neutral colocation services,” said Steve Smith, CEO of Equinix. “Our entry into the European market is strategic to our worldwide expansion efforts, as the market demand for premium data center colocation and network-neutral exchange services continues to accelerate.”

Beginning today, Equinix will integrate IXEurope’s network-neutral data center business and operations under the Equinix brand. The current IXEurope management team, including Guy Willner, IXEurope CEO, and Christophe de Buchet, IXEurope COO, will join Equinix and continue to operate the European business from the IXEurope London headquarters, which will now serve as Equinix’s European regional headquarters.

Under the terms of the acquisition, IXEurope shareholders will receive 140 British pence in cash for each IXEurope share, payable on September 28, 2007, valuing the share capital of IXEurope, on a fully diluted basis, at approximately £270.1 million or approximately $550 million plus the assumption of debt (based on exchange rates on September 13, 2007).

About Equinix

Equinix is the leading global provider of network-neutral data center and interconnection services, offering premium colocation, traffic exchange and outsourced IT infrastructure solutions. Global enterprises, content companies, systems integrators and network service providers look to Equinix Internet Business Exchange (IBX®) centers for world-class reliability and network diversity. Equinix IBX centers serve as critical, core hubs for IP networks and Internet operations worldwide. With 35 IBX centers located in 17 strategic markets across North America, Europe and Asia-Pacific, Equinix enables customers to reliably operate their mission-critical infrastructure on a global basis.

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This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of IXEurope into Equinix; a failure to receive significant revenue from customers in recently built out data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any litigation relating to past stock option grants and practices; and other risks described from time to time in Equinix’s filings with the Securities and Exchange Commission. In particular, see Equinix’s recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. Internet Business Exchange is a trademark of Equinix, Inc.